December 3, 2004

Contact:
Michael Lambert
Vice President, Director of Marketing
Phone: 717-735-5558

FOR IMMEDIATE RELEASE

Sterling Financial Corporation Completes Acquisition of
Pennsylvania State Bank

LANCASTER, PA/ Sterling Financial Corporation (Nasdaq:SLFI) announced today that it has completed its acquisition of The Pennsylvania State Banking Company (OTC Bulletin Board: PLVB), the parent company of Pennsylvania State Bank.

Based in Camp Hill, PA, Pennsylvania State Bank operates four branch locations in Cumberland County, two branch locations in Dauphin County, and has total assets of $212 million as of September 30, 2004.

As a result of the merger, Pennsylvania State Bank became a wholly-owned subsidiary of Sterling Financial Corporation. Pennsylvania State Bank will retain its name and Board of Directors, and will continue to operate under its own state bank charter. Thomas J. Sposito, II will continue in his current role as Pennsylvania State Bank’s President and Chief Executive Officer. Effective with the consummation of this transaction, William E. Miller, Jr., Chairman of Pennsylvania State Bank, will become a director of Sterling Financial Corporation and Thomas P. Dautrich, Sterling’s Chief Banking Officer, will become a director of Pennsylvania State Bank.

Pursuant to the terms of the merger agreement, each shareholder of The Pennsylvania State Banking Company could elect to receive either $22.00 per share in cash or exchange their shares for Sterling Financial Corporation shares, or a combination thereof. As stipulated in the merger agreement, the exchange ratio was calculated based on the average closing price of Sterling Financial Corporation’s common stock over a twenty trading day period ending three days prior to the closing date. Using this calculation, the exchange ratio was established at 0.7761 shares of Sterling Financial Corporation common stock for each share of The Pennsylvania State Banking Company. In the aggregate, in accordance with shareholder elections and allocation procedures in the merger agreement, 75% of the shares of The Pennsylvania State Banking Company will be exchanged for Sterling Financial Corporation shares and 25% of the shares of The Pennsylvania State Banking Company will be exchanged for cash.

Stated Sterling’s President and CEO, J. Roger Moyer, Jr., “This is a very strategic transaction for Sterling. By our affiliation with Pennsylvania State Bank, we are strengthening our presence in the high-growth, high-income counties of the central Pennsylvania market. It is a natural extension of our existing franchise and provides a strong presence in the important Capital region. Pennsylvania State Bank’s experienced leadership team and dedicated employees have built a solid foundation of positive customer relationships that will allow Pennsylvania State Bank to grow in its market. The teams of both companies have worked hard to complete the operational aspects of the transaction and we’re pleased to be able to provide a broader range of financial services to the customers of Pennsylvania State Bank.”

“We are delighted to join forces with Sterling, a company that shares Pennsylvania State Bank’s deep commitment to its customers, employees, shareholders and our communities. With Sterling as a partner, Pennsylvania State Bank will be able to offer our business and retail customers an enhanced array of financial products and services. Further, our employees will continue to benefit because they become part of a growing organization with an excellent track record as an employer,” said Thomas J. Sposito.

Sterling Financial Corporation is a family of financial services organizations headquartered in Lancaster, PA. With the consummation of this transaction, Sterling now operates 63 banking locations in south-central Pennsylvania, northern Maryland and northern Delaware, through its affiliate banks, Bank of Lancaster County, N.A., Bank of Hanover and Trust Company, First National Bank of North East, Bank of Lebanon, PennSterling Bank, Delaware Sterling Bank and Pennsylvania State Bank. In addition to banking, Sterling’s affiliates include Town & Country Leasing LLC, Lancaster Insurance Group, LLC, Equipment Finance LLC (a specialty commercial finance company), Sterling Financial Settlement Services LLC, Sterling Financial Trust Company and Church Capital Management LLC (a registered investment advisor), with combined assets under management of $1.7 billion, Bainbridge Securities Inc. (a securities broker/dealer) and Stoudt Advisors (an employee benefits consulting and brokerage firm).

This news release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include costs and efforts required to integrate aspects of the operations of the companies being more difficult than expected, anticipated merger-related synergies not being achieved timely or not being achieved at all, the possibility that increased demand or prices for Sterling’s financial services and products may not occur, changing economic and competitive conditions, volatility in interest rates, technological developments, costs associated with complying with laws, rules and regulations, and other risks and uncertainties, including those detailed in Sterling’s filings with the Securities and Exchange Commission.

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